EXHIBIT 3.5

                              ARTICLES OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                  NECI ACQUISITION, INC., A FLORIDA CORPORATION


      Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act, the undersigned hereby adopts the following Articles of Amendment to the Articles of Incorporation of NECI ACQUISITION, INC.:

      1. The name of the Corporation is NECI ACQUISITION, INC. (the "Corporation"), filed with the Florida Department of State on August 27, 2004 and assigned document number P04000124126.

      2. Article I of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

                                    ARTICLE I

      The name of the Corporation is NEXUS CUSTOM ELECTRONICS CORP. (the "Corporation").

      3. The foregoing amendment was adopted by the affirmative vote of the sole Shareholder of the Corporation, the number of votes cast being sufficient for approval, on October 18, 2004.

      IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment this 18th day of October, 2004.


                                                     NECI ACQUISITION, INC.

                                                     /s/Robert Farrell
                                                     -------------------------
                                                     Robert Farrell, President